Exhibit 10.25.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
AMENDMENT NO. 1
TO MORTGAGE LOAN PARTICIPATION SALE AGREEMENT

This Amendment No. 1 to the Mortgage Loan Participation Sale Agreement, dated as of November 23, 2021 (this “Amendment”), is between JPMorgan Chase Bank, National Association (the “Purchaser”) and Home Point Financial Corporation (the “Seller”).
RECITALS
The Purchaser and the Seller are parties to that certain Mortgage Loan Participation Sale Agreement, dated as of November 2, 2021 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Existing Agreement”; and as amended by this Amendment, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Agreement.
The Purchaser and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Agreement be amended to reflect certain agreed upon changes.
Accordingly, the Purchaser and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:
Section 1.Amendment to the Existing Agreement. Effective as of the date hereof, the Existing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. The parties hereto further acknowledge and agree that Exhibit A constitutes the Agreement as amended and modified by the terms set forth herein.
Section 2.Conditions Precedent. This Amendment shall be effective as of the date hereof, subject to the delivery of this Amendment, executed and delivered by duly authorized officers of the parties hereto.
Section 3.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
Section 4.Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National

Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
Section 5.Severability. If any provision of this Amendment is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of this Amendment or the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.
Section 6.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WHICH IS THE PLACE OF THE MAKING OF THIS AMENDMENT, WITHOUT REGARD TO CONFLICT OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGES FOLLOW]
2

IN WITNESS WHEREOF, the parties have caused their name to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

HOME POINT FINANCIAL CORPORATION, as Seller

By:	/s/ Joseph Ruhlin

Name:	Joseph Ruhlin
Title:	Treasurer
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Purchaser

By:	/s/ Jonathan Davis

Name:	Jonathan Davis
Title:	Executive Director
Signature Page to Amendment No. 1 to Mortgage Loan Participation Sale Agreement

Exhibit A
AGREEMENT
(See attached)
Exhibit A

CONFORMED THROUGH AMENDMENT NO. 1

MORTGAGE LOAN PARTICIPATION SALE AGREEMENT
between
HOME POINT FINANCIAL CORPORATION,
as Seller,
and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Purchaser
November 2, 2021

TABLE OF CONTENTS

-i-

SCHEDULES AND EXHIBITS
SCHEDULE 1    AUTHORIZATIONS
SCHEDULE 2    AUTHORIZED INDIVIDUALS FOR PAYMENT INSTRUCTIONS
EXHIBIT A    FORM OF TAKEOUT ASSIGNMENT
EXHIBIT B    SCHEDULE OF SELLER’S INDEBTEDNESS
EXHIBIT C    SELLER’S WIRE TRANSFER INSTRUCTIONS

-ii-

MORTGAGE LOAN PARTICIPATION SALE AGREEMENT
This is a MORTGAGE LOAN PARTICIPATION SALE AGREEMENT, dated as of November 2, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), between JPMorgan Chase Bank, National Association (“Purchaser”) and Home Point Financial Corporation (“Seller”).
R E C I T A L S
WHEREAS, Seller desires to sell from time to time to Purchaser all of Seller’s beneficial interest in Seller’s right, title, and interest in and to designated pools of fully amortizing first lien residential Mortgage Loans (defined below) (each such pool of Mortgage Loans so purchased and sold, a “Mortgage Pool”), each in the form of a one hundred percent (100%) participation interest evidenced by a Participation Certificate, and Purchaser, at its sole election agrees to purchase such Participation Certificates evidencing such participation interests from Seller in accordance with the terms and conditions set forth in this Agreement and the Custodial Agreement. This Agreement is not a commitment by Purchaser to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Purchaser to enter into Transactions with the Seller. Seller hereby acknowledges that Purchaser is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.
WHEREAS, Seller acknowledges that it will cause each Mortgage Pool purchased hereunder as evidenced by a Participation Certificate to be converted into an Agency Security relating to such Mortgage Pool, such Agency Security to be backed by and to relate to the Mortgage Loans subject to the Mortgage Pools. In furtherance thereof, Seller agrees to cause the related Agency Security to be issued and delivered on or before the Settlement Date under the terms and conditions provided herein.
WHEREAS, coincident with each Mortgage Pool purchase, Seller will have validly assigned to Purchaser all of Seller’s rights, but not Seller’s obligations, under one (1) or more forward purchase commitments each evidencing an institution’s commitment to purchase on a mandatory basis on a designated purchase date an agreed upon principal amount of the related Agency Security.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Purchaser and Seller, intending to be legally bound, hereby agree as follows:
Section 1.    Definitions. Capitalized terms used in this Agreement shall have the meanings ascribed to them below. To the extent that defined terms are incorporated by reference to another agreement, any capitalized terms therein, and the definitions thereof, shall be incorporated by reference as well. Capitalized terms used but not defined herein have the meanings given them in the Pricing Side Letter.
“1933 Act”: The Securities Act of 1933, as amended from time to time.
“Accepted Servicing Practices”: With respect to each Mortgage Loan, such standards which comply with the applicable standards and requirements under: (i) an applicable

Agency Program and related provisions of the applicable Agency Guide pursuant to which the related Agency Security is intended to be issued, and/or (ii) any applicable FHA and/or VA program and related provisions of applicable FHA and/or VA servicing guidelines.
“Additional Collateral”: The meaning set forth in Section 7(d) hereof.
“Affiliate”: With respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided that other than Seller and its respective Subsidiaries (as applicable), no other portfolio company of Stone Point Capital LLC or its Affiliates shall be deemed to be an “Affiliate” of Seller.
“Agency”: Individually or collectively, as the context may require, GNMA, Fannie Mae, and Freddie Mac.
“Agency Approvals”: The meaning set forth in Section 9(a)(xxiv) hereof.
“Agency Eligible Mortgage Loan”: A mortgage loan that in compliance in all material respects with the eligibility requirements for swap or purchase by the designated Agency, under the applicable Agency Guide and/or applicable Agency Program.
“Agency Guaranty Fee”: A fee, payable monthly by Seller to the applicable Agency, as set by such Agency and as in effect at the time a Transaction is commenced, the amount of which with respect to each Mortgage Loan shall be specified as a percentage of par.
“Agency Guide”: With respect to (x) GNMA Securities, the GNMA Mortgage-Backed Securities Guide; (y) Fannie Mae Securities, the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide; and (z) Freddie Mac Securities, the Freddie Mac Sellers’ and Servicers’ Guide; in each case as such Agency Guide may be amended from time to time.
“Agency Program”: The specific mortgage-backed securities swap or purchase program under the relevant Agency Guide or as otherwise approved by the applicable Agency pursuant to which the Agency Security for a given Transaction is to be issued.
“Agency Security”: A fully modified pass-through mortgage-backed certificate guaranteed by GNMA, a guaranteed mortgage pass-through certificate issued by Fannie Mae, or a mortgage participation certificate issued by Freddie Mac, in each case representing or backed by the Mortgage Pool which is the subject of a Transaction. The particular Agency Security for the relevant Agency is alternatively referred to as, with respect to (x) GNMA, “GNMA Securities”, (y) Fannie Mae, “Fannie Mae Securities”, and (z) Freddie Mac, “Freddie Mac Securities”.
“Agency Security Face Amount”: The original unpaid principal balance of the Agency Security.
“Agency Security Issuance Deadline”: The date by which the Agency Security must be issued and delivered pursuant to the Joint Securities Account Control Agreement or to Purchaser, which, unless otherwise agreed to by Purchaser as provided herein, shall occur no later than the Settlement Date.

“Agency Security Issuance Failure”: Failure of the Agency Security to be issued for any reason whatsoever on or before the Agency Security Issuance Deadline, or a prior good faith determination by Seller or Purchaser that such Agency Security will not be issued on or before such time.
“Anti-Money Laundering Laws”: All applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001, as amended.
“Bankruptcy Code”: Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as amended by the Bankruptcy Reform Act and as further amended from time to time, and any successor statute.
“Basic Collateral”: The meaning set forth in Section 7(c) hereof.
“Breach”: The meaning set forth in Section 9(c) hereof.
“Business Day”: Any day other than (a) a Saturday or Sunday, (b) any other day on which banking institutions in the state of New York, Florida, or Michigan are closed, (c) a day on which the Federal Reserve or the New York Stock Exchange is closed, or (d) any day on which the jurisdiction in which the Custodian’s custodial offices are located are authorized or obligated by law to be closed.
“Capital Lease Obligations”: For any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cash Equivalents”: As of any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the U.S. government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within [***] after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within [***] after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) certificates of deposit or bankers’ acceptances maturing within [***] after such date and issued or accepted by Purchaser or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (b) has Tier 1 capital (as defined in such regulations) of not less than [***], and (c) has a rating of at least “AA-” from S&P and “Aa3” from Moody’s; and (iv) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than [***], and (c) has the highest rating obtainable from either S&P or Moody’s.

“Change in Control”: (a) Any transaction or event as a result of which Home Point Capital Inc. ceases to own, directly or indirectly, 100% of the stock of Seller; or (b) the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any whole loan sale or securitization transaction).
“Code”: The Internal Revenue Code of 1986, as amended from time to time.
“Collateral”: The meaning set forth in Section 7(d) hereof.
“Custodial Account”: An account established pursuant to Section 5(c) hereof.
“Custodial Agreement”: The Custodial Agreement, dated as of November 2, 2021, among Seller, Purchaser, and the Custodian, as the same may be supplemented, amended, restated, or otherwise modified from time to time.
“Custodian”: U.S. Bank National Association and its successors shall be the Custodian under the Custodial Agreement.
“Cut-off Date”: The first (1st) calendar day of the month in which the Settlement Date is to occur.
“Cut-off Date Principal Balance”: The outstanding principal balance of the Mortgage Loans on the Cut-off Date after giving effect to payments of principal and interest due on or prior to the Cut-off Date whether or not such payments are received.
“Deficient Mortgage Loans”: The meaning set forth in Section 9(c) hereof.
“Designated Servicer”: The meaning set forth in Section 5(f) hereof.
“Discount Rate”: With respect to each Transaction, the percentage set forth in the Pricing Side Letter and on the applicable funding report delivered on the Purchase Date.
“Dollar(s)” and “$”: Lawful money of the United States of America.
“Electronic Tracking Agreement”: The Electronic Tracking Agreement, dated as of November 2, 2021, among Seller, Purchaser, MERS, and MERSCORP Holdings, Inc., as the same may be supplemented, amended, restated, or otherwise modified from time to time.
“EO13224”: Executive Order 13224 issued on September 24, 2001.
“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, any successor thereto.
“ERISA Affiliate”: Any corporation or trade or business that, together with Seller is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“Escrow Agreement”: The Escrow Agreement, dated as of November 23, 2021, among Seller, HPFC Sub 1 LLC, as a seller, Purchaser, U.S. Bank National Association, as escrow agent, and certain third party lenders, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Escrow Payments”: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rents, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the related mortgagor with the mortgagee pursuant to the Mortgage or any other related document.
“Eurodollar(s)”: Dollars on deposit in a bank outside the United States of America, its territories, and possessions, which are available for transfer to and from the United States of America, its territories, and possessions.
“Event of Insolvency”: For any Person:
(a)    that such Person or any Affiliate that is a Subsidiary of such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due;
(b)    a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or for the winding-up or liquidation of its affairs and the petition is not controverted or dismissed within [***] after commencement of the case;
(c)    the commencement by such Person of (i) a voluntary case under any applicable bankruptcy, insolvency or other similar Requirement of Law now or hereafter in effect, or such Person’s consent to the entry of an order for relief in an involuntary case under any such Requirement of Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors or (ii) the seeking of relief by such Person under other debtor relief Laws in any jurisdiction outside of the United States;
(d)    that such Person or any Affiliate, controlled by, but not under common control with, such Person shall become insolvent; or
(e)    if such Person is a corporation, such Person shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clause (a), (b), (c), or (d).
“Event of Termination”: With respect to Seller (a) with respect to any Plan, a Reportable Event, (b) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c)

the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any Plan, (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (g) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.
“Expenses”: All reasonable and documented third-party out-of-pocket expenses incurred by or on behalf of the Purchaser in connection with this Agreement or any of the other Program Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, including without limitation, outside attorneys’ fees.
“Fannie Mae”: The Federal National Mortgage Association and any successor thereto.
“Fannie Mae Securities”: The meaning set forth in the definition of “Agency Security” herein.
“FDIA”: The Federal Deposit Insurance Corporation and any successor thereto.
“FHA”: The U.S. Federal Housing Administration and any successor thereto.
“FHA Approved Mortgagee”: An institution that is approved by the FHA to act as a mortgagee and servicer of record, pursuant to FHA Regulations.
“FHA Insurance Contract”: The contractual obligation of FHA with respect to the insurance of an FHA Loan pursuant to the National Housing Act, as amended.
“FHA Loan”: A Mortgage Loan that is the subject of an FHA Insurance Contract as evidenced by a Mortgage Insurance Certificate.
“FHA Regulations”: The regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices, and mortgagee letters, and all amendments and additions thereto.
“Fidelity Insurance”: Insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary,

property (other than money and securities), and computer fraud in an aggregate amount acceptable to the Agencies.
“Freddie Mac”: The Federal Home Loan Mortgage Corporation and any successor thereto.
“Freddie Mac Securities”: The meaning set forth in the definition of “Agency Security” herein.
“GAAP”: Generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors, and successors.
“GNMA”: The Government National Mortgage Association and any successor thereto.
“GNMA Securities”: The meaning set forth in the definition of “Agency Security” herein.
“Good Delivery”: The meaning set forth in the SIFMA Guide in connection with the standard requirements for the delivery and settlement of an Agency Security. For the avoidance of doubt, non-standard SIFMA Guide settlement dates are acceptable as long as such settlement is in compliance with the requirements for issuance of an Agency Security.
“Governmental Authority”: Any nation or government, any state, county, municipality, or other political subdivision thereof or any governmental body, agency, authority, department, or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government and any corporation, partnership, or other entity directly or indirectly owned by or controlled by the foregoing.
“Guarantee”: As to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“HUD”: The U.S. Department of Housing and Urban Development and any successor thereto.
“Indebtedness”: With respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within [***] days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) any guarantee or endorsement of, or responsibility for, any Indebtedness of the types described in this definition; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is a general partner; and (i) Capital Lease Obligations of such Person.
“Individual Takeout Amount”: The principal amount of an Agency Security covered by a particular Takeout Commitment plus accrued interest on such amount, determined in accordance with Good Delivery requirements.
“Initial Balance”: The aggregate outstanding principal balance of the Mortgage Loans evidenced by a Participation Certificate as of the related Purchase Date.
“Initial Remittance Date”: The meaning set forth in Section 4(c) hereof.
“Intercreditor Agreement”: The Second Amended and Restated Intercreditor Agreement, dated as of November 23, 2021, among Seller, HPFC Sub 1 LLC, as a seller, Purchaser, and certain third party lenders, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“IRS”: The U.S. Internal Revenue Service and any successor thereto.
“Joint Securities Account Control Agreement”: The Second Amended and Restated Joint Securities Account Control Agreement, dated as of November 23, 2021, among Seller, HPFC Sub 1 LLC, as a seller, Purchaser, Securities Intermediary, and certain third party lenders, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“LIBOR Rate”: With respect to any Purchase Date, the rate of interest (calculated on a per annum basis) equal to the one (1) month British Bankers Association Rate as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4a” on Bloomberg) on such Purchase Date, and if such rate shall not be so quoted, the rate per annum at which Purchaser is offered Dollar deposits at or about 11:00 a.m. (New York City time), on such Purchase Date, by prime banks in the interbank

Eurodollar market where the Eurodollar and foreign currency exchange operations in respect of its loans are then being conducted for delivery on such day for a one (1) month period, and in an amount comparable to the amount of the Purchase Price of Transactions to be entered into on such day.
“Lien”: Any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.
“Liquidity”: As of any date of determination, the sum of the Seller’s unrestricted and unencumbered (i) cash and (ii) Cash Equivalents.
“Losses”: The meaning ascribed thereto in Section 5(a) hereof.
“Material Adverse Effect”: A material adverse effect on (a) the Property, business, operations, or financial condition of Seller, (b) the ability of Seller to perform its obligations under any of the Program Documents to which it is a party, (c) the validity or enforceability of any of the Program Documents against Seller, or (d) the rights and remedies of the Purchaser under any of the Program Documents.
“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.
“MERS System”: The system of recording transfers of mortgages electronically maintained by MERS.
“Moody’s”: Moody’s Investor’s Service, Inc., and any successor thereto.
“Mortgage”: A first lien, fixed, or adjustable rate mortgage or deed of trust securing a Mortgage Note.
“Mortgage File”: The items pertaining to each Mortgage Loan (other than the Mortgage Loan Documents required to be delivered to the Custodian pursuant to the Custodial Agreement) and Agency Program as described in the relevant Agency Guide.
“Mortgage Insurance Certificate”: An original HUD Form 59100 signed by HUD which identifies the Mortgage Loan it accompanies.
“Mortgage Interest Rate”: The annual rate of interest borne by the Mortgage Note.
“Mortgage Loan”: Each mortgage loan included in a Mortgage Pool, in each case, secured by a Mortgage on a one-to four-family residence and (if so required by the relevant Agency Program) eligible to be either guaranteed by VA and/or insured by FHA, or insured by a private mortgage insurer, as applicable.
“Mortgage Loan Documents”: The originals of the Mortgage Notes and other documents and instruments required to be delivered to the Custodian in connection with each Transaction, all pursuant to the Custodial Agreement.

“Mortgage Loan Remittance Report”: The meaning set forth in Section 5(a) hereof.
“Mortgage Loan Schedule”: The meaning set forth in the Custodial Agreement.
“Mortgage Note”: A promissory note or other evidence of indebtedness of the obligor thereunder, representing a Mortgage Loan, and secured by the related Mortgage.
“Mortgage Pool”: The meaning set forth in the introductory recitals hereto.
“Mortgage Pool Ownership Interest”: The meaning set forth in Section 2(b)(i) hereof.
“Mortgaged Property”: The real property securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor”: The obligor(s) on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
“MSFTA”: A Master Securities Forward Transaction Agreement, dated as of October 26, 2020, between J.P. Morgan Securities LLC and Seller, as the same may be supplemented, amended, restated, or otherwise modified from time to time.
“Multiemployer Plan”: A multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.
“Net Mortgage Interest Rate”: With respect to any Mortgage Loan, the Mortgage Interest Rate applicable to such Mortgage Loan less the Servicing Fee.
“Obligations”: All of the obligations of the Seller to the Purchaser under the Program Documents.
“OFAC”: The U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor thereto.
“Outstanding Transaction”: The meaning set forth in Section 11 hereof.
“Participation Certificate”: A certificate issued in the name of Purchaser, substantially in the form attached as an exhibit to the Custodial Agreement, such certificate to evidence the entire one hundred percent (100%) beneficial ownership interest in the related Mortgage Pool.
“Participation Certificate Pass-Through Rate”: With respect to each Participation Certificate, the per annum rate at which interest is passed through to Purchaser which initially shall be the rate of interest specified on such Participation Certificate as the Pass-Through Rate, subject to adjustment as contemplated hereby. The Participation Certificate Pass-Through Rate is based upon the weighted average of the Net Mortgage Interest Rates on the Mortgage Loans.

“PBGC”: The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Person”: Any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association, or government (or any agency, instrumentality, or political subdivision thereof) including, but not limited to, Seller.
“Plan”: An employee benefit or other plan established or maintained by Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.
“Pooling Documents”: Each of the original schedules, forms, and other documents (other than the Mortgage Loan Documents) required to be delivered by or on behalf of Seller to the relevant Agency and/or the Purchaser and/or the Custodian, as further described in the Custodial Agreement.
“Potential Servicing Termination Event”: An event that with notice or lapse of time or both would become a Servicing Termination Event.
“Present Value Adjustment”: The product of (a) the Discount Rate as of the Purchase Date, (b) the Initial Balance, (c) the Takeout Price, and (d) a fraction, the numerator of which is the actual number of days elapsed from (and including) the Purchase Date to (but excluding) the Settlement Date and the denominator of which is 360.
“Pricing Side Letter”: That certain pricing side letter and fee letter, dated as of November 2, 2021, between Purchaser and Seller, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Program Document(s)”: Individually or collectively, as the context may require, this Agreement, the Pricing Side Letter, the Custodial Agreement, the Electronic Tracking Agreement, ~~each~~the Escrow Agreement, the Joint Securities Account Control Agreement, the Intercreditor Agreement, each Participation Certificate, each Takeout Commitment, and all other documents related thereto.
“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible.
“Purchase Date”: As to a given Transaction, the date of Seller’s sale and Purchaser’s purchase of the participation interests in the designated Mortgage Pool, as evidenced by Purchaser’s payment to Seller of the Purchase Price.
“Purchase Price”: With respect to any Participation Certificate, an amount equal to:
(A)    the product of the Initial Balance and the Takeout Price; plus
(B)    the product of (i) the product of (1) the Participation Certificate Pass-Through Rate and (2) the Initial Balance; and (ii) a fraction, the numerator of which is the actual number of days elapsed from (and including) the Cut-off Date to (but excluding) the Settlement Date and the denominator of which is 360; minus
(C)    the Present Value Adjustment.
“Qualified Depository”: A depository institution, the accounts of which are insured by the FDIC, which meets the applicable requirements of the relevant Agency for maintaining custodial collection accounts and escrow accounts in connection with servicing residential mortgage loans underlying an Agency Security.
“Reportable Event”: Any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .21, .22, .24, .26, .27, or .28 of PBGC Reg. § 4043.
“Repurchase Price”: With respect to the one hundred percent (100%) beneficial interest in any Mortgage Loan, a price equal to (i) the product of the Initial Balance and the Takeout Price (expressed as a percentage) plus (ii) interest on such Initial Balance at the Mortgage Interest Rate from the date on which interest has been paid and distributed to the Purchaser to the date of repurchase, less (iii) the sum of (x) amounts received, if any, plus (y) amounts advanced, if any, by the Seller as servicer, in respect of such Mortgage Loan.
“Remittance Date”: The twenty-fifth (25th) day of each month (or if such day is not a Business Day, the Business Day immediately following such twenty-fifth (25th) day).
“Requirement of Law”: As to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, procedure, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer”: As to any Person, the chief executive officer, the chief investment officer, the chief financial officer, or the treasurer of such Person.
~~“SEC”: The U.S. Securities and Exchange Commission and any successor thereto.~~
“Scheduled Delivery Date”: The date of delivery of any Agency Security to be delivered by an Agency pursuant to the Joint Securities Account Control Agreement or to Purchaser in connection with a Transaction.
“SEC”: The U.S. Securities and Exchange Commission and any successor thereto.
“Securities Intermediary”: U.S. Bank National Association and its successors shall be the Securities Intermediary under the Joint Securities Account Control Agreement.

“Servicing Fee”: With respect to any Mortgage Loan and any month, the monthly fee payable to the Seller for the servicing of such Mortgage Loan, such fee being calculated on a Mortgage Loan-by-Mortgage Loan basis and equal to the outstanding principal balance of such Mortgage Loan on which interest accrued in the related month multiplied by a percentage which is set forth on the Mortgage Loan Schedule plus the Agency Guaranty Fee.
“Servicing File”: With respect to each Mortgage Loan, the file to be held by Seller in trust for the benefit of Purchaser, solely in a custodial capacity. Such file includes, but is not limited to, originals or copies of all documents in the Mortgage File, computer files, data disks, books, records, payment histories, data tapes, notes, and all additional documents generated as a result of or utilized in originating and servicing each Mortgage Loan.
“Servicing Period”: The meaning set forth in Section 2(b)(iv) hereof.
“Servicing Termination Event(s)”: The meaning set forth in Section 5(e) hereof.
“Servicing Transfer Date”: The meaning set forth in Section 6 hereof.
“Settlement Date”: With respect to each Transaction, that date specified as the contractual delivery and settlement date in the related Takeout Commitment(s) pursuant to which Purchaser or Securities Intermediary on behalf of Purchaser, has the right to deliver Agency Securities to the Takeout Buyer(s).
“SIFMA”: The Securities Industry and Financial Markets Association.
“SIFMA Guide”: The uniform practices for the clearance and settlement of mortgage backed securities and other related securities, published (and periodically updated as supplemented) by SIFMA.
“Single-Employer Plan”: A single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.
“Standard Agency Mortgage Loan Representations”: The meaning set forth in Section 9(b)(iii) hereof.
“Subservicer”: Any entity which is subservicing the Mortgage Loans pursuant to a subservicing agreement with Seller. Each Subservicer and the related subservicing agreement shall be approved in advance by Purchaser.
“Subsidiary”: With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Successor Rate”: A rate determined by Purchaser in accordance with Section 2(h) hereof.
“Successor Rate Conforming Changes”: With respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the good faith discretion of Purchaser, to reflect the adoption of such Successor Rate and to permit the administration thereof by Purchaser in a manner substantially consistent with market practice with respect to similarly situated counterparties with substantially similar assets in similar facilities; provided that the foregoing standard shall only apply to repurchase transactions that are under the supervision of Purchaser’s investment bank New York mortgage finance business that administers the Transactions.
“Takeout Amount”: The aggregate of the Individual Takeout Amounts with respect to the Agency Security to be issued in connection with a given Transaction, which Takeout Amount shall be required to equal the unpaid principal balance of the Agency Security plus accrued interest.
“Takeout Buyer”: Any member of the MBS Securities Clearing Corporation, any Person with a Master Securities Forward Transaction Agreement in place with Purchaser, or any non-member of the MBS Securities Clearing Corporation approved by Purchaser in writing on a case-by-case basis.
“Takeout Commitment”: A trade confirmation from a Takeout Buyer to Seller in electronic format confirming the details of a forward trade between the Takeout Buyer (as buyer) and Seller (as seller) constituting a valid, binding, and enforceable mandatory delivery commitment by a Takeout Buyer to purchase on the Settlement Date and at a given Takeout Price the principal amount of the Agency Security described therein.
“Takeout Commitment Assignment”: An assignment executed by Seller, whereby Seller irrevocably assigns its rights, but not its obligations under the Takeout Commitment, and which assignment shall be substantially in the form and content of Exhibit A hereto.
“Takeout Price”: With respect to each Takeout Commitment, the purchase price (expressed as a percentage of par) set forth therein.
“Tangible Net Worth”: For any Person as of a particular date (a) all amounts which would be included under capital on a balance sheet of such Person at such date, determined in accordance with GAAP, less (b) (i) amounts owing to such Person from Affiliates, or from officers, employees, shareholders, or other Persons similarly affiliated with such Person, and (ii) intangible assets.
“Total Indebtedness”: For any period for any Person, the aggregate Indebtedness of such Person during such period.
“Transaction”: Each of (i) each agreement by Purchaser to purchase, and by Seller to sell, and each purchase and sale of, a Mortgage Pool as evidenced by a Participation

Certificate under the terms and conditions of this Agreement; (ii) Seller’s performance of its obligations both hereunder with respect to such Mortgage Pool and under the Custodial Agreement; (iii) the issuance and delivery of the related Agency Security together with Seller’s undertakings with respect to the facilitation of such Agency Security issuance; (iv) the delivery of the related Agency Security to the Takeout Buyer under each Takeout Commitment; (v) Purchaser’s exercise of its rights and remedies hereunder and in the Custodial Agreement in the event of an Agency Security Issuance Failure or Servicing Termination Event; and (vi) as appropriate, Seller’s servicing of the Mortgage Pool as described herein.
“VA”: The U.S. Department of Veterans Affairs, an agency of the United States of America, and any successor thereto, including the Secretary of Veterans Affairs.
“VA Approved Lender”: Those lenders that are approved by the VA to act as a lender in connection with the origination of any VA Loan subject to a VA Loan Guaranty Agreement.
“VA Loan”: A Mortgage Loan that is or will be the subject of a VA Loan Guaranty Agreement.
“VA Loan Guaranty Agreement”: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) pursuant to the Serviceman’s Readjustment Act, as amended.
“Wire Instructions”: The wiring instructions as provided by the Seller to the Purchaser and attached as Exhibit C hereto.
Section 2.    Purchases of Participation Certificates.
(a)    Purchaser may in its sole discretion from time to time, purchase one (1) or more Participation Certificates on a servicing retained basis from Seller at the Purchase Price. Prior to Purchaser’s purchase of any Participation Certificate, the conditions precedent set forth in Section 8 hereof shall be satisfied or waived.
(b)    Simultaneously with the payment by Purchaser of the Purchase Price, in accordance with ~~the~~any warehouse lender’s wire instructions and pursuant to the Escrow Agreement or Seller’s Wire Instructions, as applicable, with respect to a Participation Certificate, Seller hereby agrees to, and upon payment of the Purchase Price, does hereby:
(i)    irrevocably and absolutely sell, transfer, assign, set over and convey to Purchaser, without recourse but subject to the terms of this Agreement, all right, title and interest of Seller in and to (A) the Participation Certificate representing a one hundred percent (100%) undivided beneficial ownership interest in the Mortgage Loans subject to such Participation Certificate, (B) any payments or proceeds under any related primary insurance, hazard insurance and FHA insurance policies and VA guarantees (if any) or otherwise, and (C) the Mortgage Loan Documents, Mortgage Files and Servicing Files (collectively, the “Mortgage Pool Ownership Interest”);

(ii)    irrevocably and absolutely assign and set over to Purchaser all of Seller’s rights (but not its obligations) in and to each Takeout Commitment and does hereby deliver to Purchaser the Takeout Commitment Assignment duly executed by Seller;
(iii)    sell, transfer, set over, and convey to Purchaser all of Seller’s right, title, and interest in and to the Agency Security scheduled to be issued by the applicable Agency; and
(iv)    accept its appointment and discharge its performance obligations as servicer of all of the Mortgage Loans subject to the applicable Participation Certificate for the benefit of Purchaser (and any other registered holder of the Participation Certificate) for the period (the “Servicing Period”) from and after the Purchase Date through the earliest to occur of (A) the date of actual issuance, delivery and settlement of the Agency Security pursuant to the Joint Securities Account Control Agreement or to Purchaser; provided that such issuance and delivery occurs on or before the Agency Security Issuance Deadline, unless otherwise mutually agreed to by the parties, and (B) in the case of an Agency Security Issuance Failure, either (x) any date so designated by Purchaser, but in all events a date occurring no later than the last calendar day of the second (2nd) month following the month in which the Settlement Date for the related Agency Security was originally scheduled to occur; or (y) the date of Seller’s purchase of the entire Mortgage Pool based on, and as a result of, Seller’s breach of any of its representations and warranties hereunder including without limitation any of the mortgage loan representations herein.
(c)    From time to time Seller may make a request of Purchaser by telephone, email, or otherwise to enter into a Transaction. Purchaser shall be under no obligation to enter into the Transaction unless and until (i) it elects to do so, which election shall be evidenced solely by its transfer of appropriate funds to Seller and (ii) the conditions specified herein have been satisfied.
(d)    If Purchaser elects to purchase any Participation Certificate, Purchaser shall pay an amount equal to the Purchase Price for such Participation Certificate by wire transfer of immediately available funds in accordance with the warehouse lender’s wire instructions and pursuant to the Escrow Agreement or if there is no warehouse lender, Seller’s Wire Instructions. In the event that Purchaser rejects a Participation Certificate for purchase for any reason and/or does not transmit the Purchase Price, (i) any Participation Certificate delivered to Custodian in anticipation of such purchase shall be destroyed by Custodian and (ii) if Purchaser shall nevertheless receive any portion of the related Takeout Price, Purchaser shall pay such Takeout Price to Seller in accordance with Seller’s Wire Instructions on the date of receipt thereof by Purchaser if Purchaser receives such portion of the Takeout Price prior to [***] (New York City time) and otherwise, on the next Business Day.
(e)    In the event that the Agency Security is not issued on or before the Agency Security Issuance Deadline, Purchaser and Seller may, in the sole discretion of each such party, agree to extend the original Agency Security Issuance Deadline, which agreement shall be evidenced in writing (which may be in electronic form).

(f)    To the extent, but only to the extent, the Agency Security is not issued on or before the Agency Security Issuance Deadline or an Agency Security Issuance Failure is otherwise determined to have occurred, then all payments and recoveries of principal and interest with respect to any Mortgage Loan due on or after the Cut-off Date subject to the related Transaction, shall belong to Purchaser.
(g)    The terms and conditions of the purchase of each Participation Certificate shall be as set forth in this Agreement and in each Participation Certificate. Each Participation Certificate shall be deemed to incorporate, and Seller shall be deemed to make as of the applicable dates specified herein, for the benefit of Purchaser, the representations and warranties set forth herein in respect of such Participation Certificate and the Mortgage Loans evidenced by such Participation Certificate.
(h)    If prior to any Purchase Date, Purchaser determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, the LIBOR Rate is no longer in existence, or the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over Purchaser has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be made available or used for determining the interest rate of loans, Purchaser may give prompt notice thereof to Seller, whereupon the rate for such period that will replace the LIBOR Rate for such period, and for all subsequent periods until such notice has been withdrawn by Purchaser, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (ii) zero, in lieu of the LIBOR Rate (any such rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes, as determined by Purchaser in good faith discretion. In making a determination of the Successor Rate pursuant to this Section 2(h), Purchaser shall make such determination consistent with its determinations with respect to similarly situated counterparties with substantially similar assets in similar facilities; provided that the foregoing standard shall only apply to repurchase Transactions that are under the supervision of Purchaser’s investment bank New York mortgage finance business that administers the Transactions.
Section 3.    Takeout Commitments.
(a)    Seller, coincident with the commencement of each Transaction, hereby and thereby assigns and sets over to Purchaser, without recourse, free and clear of any lien, claim, participation, or encumbrance of any kind, all of Seller’s rights (but not its obligations) under each Takeout Commitment, including without limitation its right and entitlement to receive the entire Takeout Price specified in each Takeout Commitment from a Takeout Buyer. Purchaser agrees that it will deliver to each Takeout Buyer such Agency Security that is sufficient to satisfy all Takeout Commitments; provided that (i) the Agency Security shall have been issued and delivered ~~to~~pursuant to the Joint Securities Account Control Agreement or Purchaser in the Agency Security Face Amount, and at least equal to the Cut-off Date Principal Balance, on or before the Settlement Date so as to allow Purchaser to effect Good Delivery of the Agency Security to the Takeout Buyer; and (ii) such Takeout Buyer executes the Takeout Commitment Assignment to Purchaser.

(b)    In the event the Takeout Buyer fails to perform its obligations under the related Takeout Commitment as determined under the express terms set forth in such Takeout Commitment, Purchaser and Seller may, but neither is required to, renegotiate the terms of the Takeout Commitment Assignment.
Section 4.    Issuance and Delivery of Participation Certificate.
(a)    In connection with each Transaction, Seller shall cause a copy of the fully executed and completed Participation Certificate to be issued and delivered to the Custodian for authentication and delivery of a copy thereof to Purchaser on or before the Purchase Date. The Participation Certificate shall evidence the entire Mortgage Pool Ownership Interest in the Mortgage Pool. The Participation Certificate shall, by its terms, cease to evidence a Mortgage Pool Ownership Interest, and shall be deemed to be exchanged for the applicable Agency Security, (i) with respect to any Agency Security issued by (A) GNMA, when Purchaser is registered as the registered owner of such Security on GNMA’s central registry, and (B) Fannie Mae or Freddie Mac, the later to occur of (x) the issuance of the related Agency Security and (y) the transfer of all of the right, title and ownership interest in that Agency Security to Purchaser or its designee; or (ii) in the event of an Agency Security Issuance Failure, a purchase of the entire Participation Certificate by Seller in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans evidenced by such Participation Certificate plus accrued interest at the Participation Certificate Pass-Through Rate; provided, however, that in the event of an Agency Security Issuance Failure, Purchaser may at its option cause the Participation Certificate to be canceled in exchange for assignment and delivery to Purchaser by the Custodian of the entire Mortgage Pool Ownership Interest; and provided, further, that the rights and remedies conferred under such Participation Certificate and this Agreement shall continue to be effective in determining the rights of Purchaser (or other holder of the Participation Certificate) to receive the benefit of any required payments derived from the Mortgage Pool.
(b)    Purchaser and any transferee under the Participation Certificate shall be entitled during the term in which a Participation Certificate remains in force and effect to sell, transfer, assign, pledge, or otherwise dispose of such Participation Certificate in accordance with the terms of the Custodial Agreement, all without the consent of Seller. Seller agrees to treat any registered holder of the Participation Certificate as the sole beneficial owner of the Mortgage Pool evidenced thereby, all as further provided in the Custodial Agreement; provided that the registered holder of the Participation Certificate assumes the rights and obligations under such Participation Certificate.
(c)    Each Participation Certificate shall provide for monthly remittance by Seller to the registered holder thereof of Mortgage Pool payments of principal (including principal prepayments) and interest. The first Remittance Date for Seller’s remittance of Mortgage Loan payments to the holder of a Participation Certificate (“Initial Remittance Date”) shall occur (if at all) on the twenty-fifth (25th) day of the month following the month in which the Settlement Date is scheduled to occur. The remittance on the Initial Remittance Date, or on such earlier date if an Agency Security Issuance Failure has occurred, shall include all Mortgage Pool payments (with the interest component thereof adjusted to the Participation Certificate Pass-Through Rate) received by Seller.

Section 5.    Mortgage Pool Servicing.
(a)    General Servicing Standards; Indemnification; Servicing Compensation. Seller and Purchaser each agrees and acknowledges that each Mortgage Pool shall be sold to Purchaser on a servicing retained basis. Purchaser and Seller agree, however, that Purchaser is engaging, and Purchaser does hereby engage, Seller to provide servicing of each Mortgage Pool for the benefit of Purchaser (and any other registered holder of the Participation Certificate) from the Purchase Date for each Transaction until the expiration or earlier termination of the Servicing Period. Seller shall have no further servicing obligations or duties to Purchaser under the terms of this Agreement with respect to the relevant Mortgage Pool upon the expiration of the applicable Servicing Period.
Seller shall separately service and administer each Mortgage Pool in accordance with Accepted Servicing Practices and Seller shall at all times comply with applicable law, FHA Regulations, and VA regulations, as applicable, and any other applicable rules or regulations so that (among other things) FHA insurance, VA guarantee, or private mortgage insurance in respect of any Mortgage Loan remains in full force and effect and is not reduced. Seller shall at all times maintain accurate and complete records of its servicing of the Mortgage Loans, and Purchaser may, at any time during Seller’s normal business hours, on reasonable notice, examine such records. In addition, Seller shall deliver to Purchaser on each Remittance Date (or other date of required remittance of Mortgage Loan payments) occurring during the Servicing Period a written report regarding the status of those Mortgage Loans, in the form, and having the content, of the remittance report required under the relevant Agency Guide and Agency Program with respect to the Agency Security originally intended to be issued pursuant to the Transaction (each, a “Mortgage Loan Remittance Report”). Seller shall not consent to a modification of the interest rate of a Mortgage Note, defer or forgive the payment thereof or of any principal, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date of a Mortgage Loan during the Servicing Period or at any other time that it is servicing such Mortgage Loan hereunder for the benefit of Purchaser or its permitted assigns without the written consent of the Purchaser unless otherwise required by the applicable Agency or Agency Guide. In addition, the Seller will not make material changes (other than changes required by applicable law) to the servicing of the Mortgage Loans without the consent of the Purchaser unless otherwise required by the applicable Agency or Agency Guide.
Seller shall indemnify and hold Purchaser harmless against any and all actions, claims, actual liabilities, or other actual losses (“Losses”) resulting from or otherwise arising in connection with the failure of Seller to perform its Obligations in strict compliance with the terms of this Agreement (which indemnification shall not include consequential damages but shall include, without limitation, any failure to perform servicing obligations, any failure of a Takeout Buyer to perform in a timely manner under its forward purchase commitment if such failure was caused by Seller’s failure to take any required action under, or taking of any action in breach of, the terms of this Agreement, any Losses attributable to an Agency Security Issuance Failure if such failure was caused by Seller’s required action or failure to take any required action under, or taking of any action in breach of, the terms of this Agreement, any Losses attributable to the improper servicing of the Mortgage Loans and any Losses attributable to the failure of an Agency to deliver an Agency Security on the Scheduled Delivery Date if such failure was caused by Seller’s failure to take any required action under, or taking of any action in breach of, the terms of this Agreement).
With respect to any Mortgage Loan subject to the Participation Certificate, if the related Mortgage Loan is delinquent with respect to either the Mortgage Loan’s first (1st) or second (2nd) scheduled monthly payment subsequent to origination of such Mortgage Loan, Seller shall, upon receipt of notice from Purchaser, either repurchase such Mortgage Loan in accordance with the terms hereof or, at Seller’s election, promptly indemnify and hold Purchaser harmless against any Losses resulting from or otherwise arising in connection with such delinquent Mortgage Loan.
As compensation for Seller undertaking servicing duties, Seller shall be entitled to receive the Servicing Fee and such other compensation (e.g., late fees and assumption fees) as and in such manner provided for under the applicable provisions of the relevant Agency Guide and Agency Program.
(b)    Seller’s Retention of Mortgage Files and Servicing Files. Each Servicing File and Mortgage File shall be held by Seller in order to service the Mortgage Loans pursuant to this Agreement and shall be held in trust by Seller for the benefit of Purchaser as the owner thereof during the Servicing Period or at any other time that it is servicing such Mortgage Loan hereunder for the benefit of Purchaser or its permitted assigns. Seller’s possession of each Servicing File and Mortgage File is at the will of Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan during the Servicing Period pursuant to this Agreement, and such retention and possession by Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and related Mortgage Loan Documents, and the contents of each Servicing File and Mortgage File is vested in Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller shall immediately vest in Purchaser and shall be retained and maintained, in trust, by Seller at the will of Purchaser in such custodial capacity only. The books and records of Seller shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loans by Purchaser (subject to the rights of the relevant Agency upon issuance of the Agency Security). Seller shall release, or cause the release, from its custody the contents of any Mortgage File or Servicing File retained by it only in accordance with this Agreement and/or any applicable Agency Guide, unless such release is required as incidental to the servicing of a Mortgage Loan.
(c)    Custodial Accounts; Mortgage Loan Payments. Seller shall establish one or more custodial collection accounts and escrow accounts, each in the form of time deposit or demand accounts, and each titled, “Home Point Financial Corporation, in trust for JPMorgan Chase Bank, National Association Residential Rate Mortgage Loans and various Mortgagors” (each such account, a “Custodial Account”). Such accounts shall be established with a Qualified Depository acceptable to Purchaser and Seller shall promptly deliver to Purchaser evidence of the establishment of such accounts by delivery to Purchaser of certifications substantially in the form of the above referenced account certifications. Purchaser shall be treated as the owner of the Custodial Accounts for U.S. federal, state, and local tax purposes.

Any funds deposited in any of the foregoing accounts shall at all times be fully insured by the FDIC to the full extent permitted under applicable law. Funds shall be deposited in such accounts, and may be drawn on and invested and reinvested, by Seller solely in a manner consistent with the applicable servicing provisions of the Agency Guide and Agency Program relating to the Agency Security originally intended to be issued in connection with the relevant Transaction.
(d)    Subservicers. The Mortgage Loans may be subserviced by a Subservicer on behalf of Seller provided that the Subservicer is a GNMA-approved issuer, Fannie Mae-approved lender, Freddie Mac seller/servicer, FHA Approved Mortgagee, and VA Approved Lender, in each case in good standing, and no event has occurred, including, but not limited to, a change in insurance coverage, that would make it unable to comply with the eligibility requirements for lenders/servicers imposed by the relevant Agency Guide or which would require notification to the relevant Agency. Seller shall notify all relevant Subservicers, at the commencement of each Transaction, of Purchaser’s interest under this Agreement. Seller shall pay all fees and expenses of a Subservicer from its own funds, and a Subservicer’s fee shall not exceed the Servicing Fee with respect to a particular Mortgage Pool.
At the cost and expense of Seller, without any right of reimbursement from any custodial collection account, Seller shall be entitled to terminate the rights and responsibilities of a Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit Seller, at Seller’s option, from electing to service the related Mortgage Loans itself. In the event that Seller’s responsibilities and duties with respect to a particular Mortgage Pool expire by reason of expiration or earlier termination of the Servicing Period, if reasonably requested to do so by Purchaser, Seller shall, at its own cost and expense, terminate the rights and responsibilities of any Subservicers with respect to such Mortgage Pool as soon as is reasonably possible.
Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between Seller and a Subservicer or any reference herein to actions taken through a Subservicer or otherwise, Seller shall not be relieved of its Obligations to Purchaser or other registered holder of the Participation Certificate and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and Seller shall remain responsible hereunder for all acts and omissions of a Subservicer as fully as if such acts and omissions were those of Seller. Seller shall be entitled to enter into an agreement with a Subservicer for indemnification of Seller by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.
Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and Seller alone, and Purchaser shall have no obligations, duties, or liabilities with respect to the Subservicer including no obligation, duty, or liability to pay the Subservicer’s fees and expenses.
(e)    Servicing Termination. Without limiting Purchaser’s rights to terminate Seller as servicer as provided above, Purchaser (or any other registered holder of the related Participation Certificate) shall nonetheless be entitled (and in the case of clause (vi), such termination shall occur automatically), by written notice to Seller (and in the case of clause (vi) below immediately without notice), to effect termination of Seller’s servicing rights and obligations with respect to the affected Mortgage Pool in the event any of the following circumstances or events (“Servicing Termination Events”) occur and are continuing:
(i)    the Seller shall default in the payment of (i) any amount payable by it hereunder or under any other Program Document on account of Repurchase Price, (ii) Expenses (and such failure to pay Expenses shall continue for more than [***]) or (iii) any other obligations under the Program Documents, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise (and such failure to pay such other obligations shall continue for more than [***]); or
(ii)    the failure of the Seller to perform, comply with, or observe any term, covenant, or agreement applicable to the Seller contained in any of Sections 10(a)(i) (Preservation of Existence; Compliance with Law) (but solely as to organization and existence), (ix) (True and Correct Information) (to the extent relied upon by Purchaser and adversely affecting the Purchaser’s decisions), (xi) (Financial Condition Covenants), (xv) (Material Change in Business), (xvi) (Limitation on Dividends and Distributions), (xvii) (Disposition of Assets; Liens), (xviii) (Transactions with Affiliates), (xix) (ERISA Matters), (xx) (Consolidations, Mergers and Sales of Assets), (xxii) [***], or (xxiii) (Takeout Commitment) hereof; or
(iii)    any representation, warranty, or certification made or deemed made herein (except those contained in Section 9(b) hereof) or in any other Program Document by the Seller or any certificate furnished to the Purchaser pursuant to the provisions hereof or thereof or any information with respect to the Participation Certificates or Mortgage Loans furnished in writing by or on behalf of the Seller shall prove to have been untrue or misleading in any material respect as of the time made or furnished; or
(iv)    the Seller shall fail to observe or perform any other covenant or agreement contained in this Agreement (and not identified in Section 5(e)(ii) hereof) or any other Program Document, and if such failure to observe or perform shall be capable of being remedied, and such failure to observe or perform shall continue unremedied for a period of [***]; or
(v)    a judgment or judgments for the payment of money in excess of [***] in the aggregate shall be rendered against the Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof, and the Seller or any of its Affiliates shall not, within said period of [***], or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
(vi)    an Event of Insolvency shall have occurred with respect to Seller; or
(vii)    any Program Document shall cease to be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any sale effected or Lien granted pursuant thereto shall fail to be perfected and of first priority, or any Person (other than Purchaser) shall contest the validity, enforceability, perfection, or priority of any sale effected or Lien granted pursuant thereto, or any party thereto (other than Purchaser) shall seek to disaffirm, terminate, limit, or reduce its Obligations hereunder; or
(viii)    any of (A) the Seller shall grant, or suffer to exist, any Lien on any Participation Certificate or Mortgage Loan (except any Lien in favor of the Purchaser); or (B) the Participation Certificate shall not have been sold to the Purchaser.
(ix)    Seller shall be in default under (i) any Indebtedness of the Seller owed to Purchaser or any Affiliate thereof which default permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any Indebtedness individually or in the aggregate in excess of [***] which default permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness; or
(x)    reserved; or
(xi)    (A) Seller shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan or any lien in favor of the PBGC or a Plan shall arise on the assets of the Seller or any ERISA Affiliate, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Purchaser, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan shall terminate for purposes of Title IV of ERISA, (E) the Seller or any ERISA Affiliate shall, or in the reasonable opinion of the Purchaser is likely to, incur any liability in connection with a withdrawal from, or the insolvency of, a Multiemployer Plan, or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(xii)    reserved; or
(xiii)    Seller’s audited financial statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of the Seller as a “going concern” or reference of similar import; or
(xiv)    a Change in Control shall occur without the written consent of Purchaser; or
(xv)    Seller ceases to meet the qualifications for maintaining all Agency Approvals or fails to maintain, following its approval by HUD, (A) its HUD status as a

“Direct Endorsement” underwriting mortgagee and (B) its authorization to underwrite a single family loan; or
(xvi)    any failure of Seller to pay the required fees for the use of MERS System, which failure remains unremedied for a period of [***] or more after Seller’s receipt of written notice from MERS or Purchaser; or
(xvii)    an Agency Security Issuance Failure that is caused by Seller’s required action or failure to take action under the terms of this Agreement and the related Participation Certificate is not repurchased within [***] of such failure.
(f)    Remedies. In the case of events described in Section 5(e)(vi) hereof, immediately upon the occurrence and continuance of any such event, regardless of whether notice of such event shall have been given to or by Purchaser or Seller, and each and every other case, so long as the Servicing Termination Event shall not have been remedied (but only to the extent, and within the time period, of any remedy period provided above), in addition to whatever rights Purchaser may have at law or equity to damages, including injunctive relief and specific performance, by notice in writing to Seller, (i) any agreement of Purchaser to purchase Mortgage Loans under this Agreement shall immediately cease and Purchaser thereafter may in its sole discretion determine whether to purchase Mortgage Loans and (ii) Purchaser may terminate all the servicing rights and Obligations of Seller under this Agreement and all Outstanding Transactions.
Upon receipt by Seller of such written notice, all authority and power of Seller with respect to its interim mortgage servicing duties under this Agreement and any affected Transactions, shall pass to and be vested in the successor servicer appointed by Purchaser (a “Designated Servicer”). Upon written request by Purchaser, Seller shall prepare, execute and deliver to the Designated Servicer any and all documents and other instruments, place in such successor’s possession all Mortgage Files and Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer, endorsement and assignment of the Mortgage Loans and related documents, at Seller’s sole expense.
Section 6.    Seller Covenants Regarding Transfer of Servicing. In the event a Servicing Termination Event occurs as described in subclause (vi) of the definition of Servicing Termination Event or Purchaser gives notice to Seller of Purchaser’s intention to transfer servicing to the Designated Servicer upon the occurrence of any other Servicing Termination Event, expiration or earlier termination of the Servicing Period (“Servicing Transfer Date”), then, in each such case Seller agrees at its sole expense to take all reasonable and customary actions, to assist Purchaser, Custodian and Designated Servicer in effectuating and evidencing transfer of servicing to the Designated Servicer in compliance with applicable law on or before the Servicing Transfer Date, including:
(a)    Notice to Mortgagors. Seller shall mail to the Mortgagor of each Mortgage Loan, by such date as may be required by law, a letter advising the Mortgagor of the transfer of the servicing thereof to the Designated Servicer. Seller shall promptly provide the Designated Servicer with copies of all such letters. Purchaser shall cause the Designated

Servicer to mail a letter to each such Mortgagor advising such Mortgagor that the Designated Servicer is the new servicer of the related Mortgage Loan. Such letters shall be mailed by such date as may be required by applicable law.
(b)    Notice to Taxing Authorities, Insurance Companies and HUD (if applicable). Seller shall transmit or cause the Designated Servicer to transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurers, if applicable) and/or agents, not less than fifteen (15) days prior to the Servicing Transfer Date, notification of the transfer of the servicing to the Designated Servicer and instructions to deliver all notices, tax bills, and insurance statements, as the case may be, to the Designated Servicer from and after the Servicing Transfer Date. Seller shall promptly provide the Designated Servicer with copies of all such notices. With respect to any FHA-insured/VA-guaranteed Mortgage Loans in the Mortgage Pool in addition to the requirements set forth above, Seller shall provide notice to HUD on such forms prescribed by HUD, or to the VA with respect to the transfer of insurance credits, as the case may be. Seller shall be obligated to pay all mortgage insurance premiums with respect to FHA Loans and/or VA Loans until such notice is received by HUD and/or the VA.
(c)    Assignment and Endorsements. At Purchaser’s (or Designated Servicer’s) direction and in Purchaser’s sole discretion, Seller shall, at its own cost and expense, prepare and/or complete endorsements to Mortgage Notes and assignments of Mortgages (including any interim endorsements or assignments) prior to the Servicing Transfer Date.
(d)    Delivery of Servicing Records. Seller shall forward to the Designated Servicer, not more than thirty (30) days after the Servicing Transfer Date, all Servicing Files, Mortgage Files, and any other Mortgage Loan Documents in Seller’s (or any Subservicer’s) possession relating to each Mortgage Loan.
(e)    Escrow Payments. Seller shall provide the Designated Servicer on or before the Servicing Transfer Date with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the Mortgage Loans in an affected Mortgage Pool. Seller shall provide the Designated Servicer on or before the Servicing Transfer Date with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Designated Servicer to reconcile the amount of such payment with the accounts of the Mortgage Loans in the affected Mortgage Pool. Additionally, Seller shall wire to the Designated Servicer on or before the Servicing Transfer Date the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by Seller (or Subservicer).
(f)    Payoffs and Assumptions. Seller shall provide to the Designated Servicer, on or before the Servicing Transfer Date, copies of all assumption and payoff statements generated by Seller (or Subservicer), on the Mortgage Loans.
(g)    Mortgage Payments Received Prior to Servicing Transfer Date. Seller shall forward by wire transfer, on or before the Servicing Transfer Date, all payments received by Seller (or Subservicer) on each Mortgage Loan in the affected Mortgage Pools prior to the Servicing Transfer Date to Purchaser.

(h)    Mortgage Payments Received After Servicing Transfer Date. Seller shall forward the amount of any monthly payments received by Seller (or Subservicer) after the Servicing Transfer Date to the Designated Servicer by overnight mail or wire transfer within [***] Business Days following receipt thereof. Seller shall notify the Designated Servicer of the particulars of the payment, which notification requirement shall be satisfied (except with respect to Mortgage Loans then in foreclosure or bankruptcy) if Seller (or Subservicer) forwards with its payments sufficient information to the Designated Servicer. Seller shall assume full responsibility for the necessary and appropriate legal application of monthly Mortgage Pool payments received by Seller (or Subservicer) after the Servicing Transfer Date with respect to Mortgage Loans then in foreclosure or bankruptcy; provided, however, that necessary and appropriate legal application of such monthly Mortgage Pool payments shall include, but not be limited to, endorsement of a Mortgage Loan monthly payment to the Designated Servicer with the particulars of the payment such as the account number, Dollar amount, date received, and any special mortgage application instructions.
(i)    Reconciliation. Not less than [***] days prior to the Servicing Transfer Date, Seller shall reconcile principal balances and make any monetary adjustments reasonably required by the Designated Servicer. Any such monetary adjustments will be transferred between Seller and the Designated Servicer, as appropriate.
(j)    IRS Forms. Seller shall timely file all IRS forms which are required to be filed in relation to the servicing and transfer of ownership of the Mortgage Loans. Seller shall provide copies of such forms to the Designated Servicer upon request and shall reimburse the Designated Servicer for any costs or penalties incurred by the Designated Servicer due to Seller’s failure to comply with this paragraph.
In the event Seller fails to perform any of its obligations described in Sections 6(a) through (j) above within the time periods specified therein, Purchaser may take, or cause to be taken, at Seller’s expense, any of the actions described therein.
Section 7.    Intent of Parties; Security Interest.
(a)    From and after the issuance of the related Participation Certificate, the record title of Seller to each Mortgage Loan is retained by Seller in trust, for the sole purpose of facilitating the servicing of such Mortgage Loan, and all funds received on or in connection with such Mortgage Loan shall be deposited in the Custodial Account and held by Seller in trust for the benefit of the registered holder of the related Participation Certificate and shall be disbursed only in accordance with this Agreement.
(b)    The sale of a participation in each Mortgage Loan shall be reflected on Seller’s balance sheet and other financial statements as a sale of assets by Seller. Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the registered holder of the related Participation Certificate.
(c)    Beginning on the effective date of each Transaction contemplated herein, Purchaser shall be treated as the owner of the Mortgage Loans transferred pursuant to such Transaction for U.S. federal, state, and local tax purposes.

(d)    Purchaser and Seller confirm that each of the Transactions contemplated herein are purchases and sales and are not loan transactions. The parties understand and intend that this Agreement and each Transaction constitute a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code. In addition to the foregoing, (x) Seller hereby pledges to Purchaser as security for the performance by Seller of its obligations under this Agreement and hereby grants, assigns and pledges to Purchaser a fully perfected first priority security interest in the Mortgage Loans, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Mortgage Loans, the custodial collection accounts and escrow accounts, the Agency Security to be issued as originally contemplated hereunder and the Takeout Commitments (and assignments thereof), together with all related servicing rights, the Servicing Files, Mortgage Files, Mortgage Loan Documents, and Pooling Documents and any other contract rights, accounts (including any interest of Seller in escrow accounts), and any other payments, rights to payment (including payments of interest or finance charges), and general intangibles to the extent that the foregoing relates to any Mortgage Loan; and any other assets relating to the Mortgage Loans (including, without limitation, any other accounts) or any interest in the Mortgage Loans and all products and proceeds of any and all of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Basic Collateral”); (y) possession of the Mortgage Loan Documents, Pooling Documents, and any other documentation relating to the Mortgage Pool or the Agency Security by Custodian or by Seller shall constitute constructive possession by Purchaser; and (z) Purchaser shall have all the rights of a secured party pursuant to applicable law, and for such purposes this Agreement shall constitute a security agreement.
(e)    In the event that the servicing of the Mortgage Loans is deemed a separate property right severable from the Mortgage Loans and Participation Certificates, and in any event, Seller and Purchaser intend that Purchaser or its assignee, as the case may be, shall have, and the Seller hereby grants and pledges to Purchaser or its assignee a perfected first priority security interest in Seller’s right, title and interest in the servicing rights to the Mortgage Loans and the Servicing Files related thereto and the proceeds of any and all of the foregoing in all instances, whether now owned or hereafter acquired, now existing or hereafter created (“Additional Collateral”; and together with the Basic Collateral, the “Collateral”) free and clear of adverse claims. For the avoidance of doubt, upon the issuance of the related Agency Security pursuant to and in accordance with this Agreement, the Purchaser shall release and be deemed to release all of its security interest in the Mortgage Loans, Participation Certificate, if applicable, and servicing rights relating thereto, but not, for the avoidance of doubt, the Agency Security.
(f)    The provisions set forth in this Section 7 are intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
(g)    Seller hereby authorizes Purchaser to file such financing statement or statements relating to the Collateral as Purchaser, at its option, may deem appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 7.

Section 8.    Conditions Precedent.
(a)    It shall be a condition precedent to the parties entering into the initial Transaction under this Agreement that Purchaser receives the following:
(i)    a certificate of a Responsible Officer attaching certified copies of Seller’s organizational documents and resolutions of Seller authorizing the transactions contemplated hereby;
(ii)    a certificate of incumbency of authorized representatives which sets forth the names, titles, and true signatures of all of those individuals authorized to execute any document or instrument contemplated by this Agreement and the Custodial Agreement;
(iii)     an opinion of counsel of the Seller, (A) including, without limitation, with respect to Purchaser’s lien on and perfected security interest in the related Mortgage Loans; a non-contravention with law, enforceability, and corporate opinion with respect to Seller; (B) an opinion with respect to the inapplicability of the Investment Company Act of 1940, as amended, to Seller, and (C) a true sale opinion; each in form and substance acceptable to Purchaser;
(iv)    fully executed Program Documents;
(v)    such other documents reasonably requested by Purchaser;
(vi)     Purchaser shall have completed, to its satisfaction, its due diligence review of the Seller; and
(vii)    a fully executed MSFTA between Seller and an affiliate of Purchaser, if any.
(b)    It shall be a condition precedent to the parties entering into all Transactions under this Agreement that:
(i)    Purchaser receives a copy of the Takeout Commitment covering in the aggregate a Takeout Amount equal to the Agency Security Face Amount;
(ii)    Purchaser receives the Takeout Commitment Assignment(s), duly executed by Seller, on or prior to each Purchase Date together with appropriate instructions sufficient to ensure that Purchaser can obtain the consent of each Takeout Buyer to the assignment of the Takeout Commitment;
(iii)     Purchaser receives such copies of the relevant Pooling Documents (the originals of which shall have been delivered to the Agency) as Purchaser may request from time to time;
(iv)     all conditions precedent under the Escrow Agreement have been satisfied or Purchaser receives a letter from ~~any~~each warehouse lender having a security interest in the Mortgage Loans, addressed to Purchaser, releasing any and all right, title, and interest in such Mortgage Loans, substantially in the form of an exhibit to the Custodial Agreement;
(v)    Purchaser receives an electronic copy of the original Participation Certificate fully completed by Seller and authenticated by Custodian;
(vi)    no Servicing Termination Event or Potential Servicing Termination Event shall have occurred and be continuing under the Program Documents;
(vii)    reserved;
(viii) the representations and warranties made by the Seller in Section 8 hereof shall be true, correct, and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(ix)     after giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Participation Certificates and/or Mortgage Loans subject to Outstanding Transactions under this Agreement shall not exceed the Maximum Purchase Price;
(x)    there shall not have occurred a material adverse change in the financial condition of the Purchaser which affects (or can reasonably be expected to affect) materially and adversely the ability of the Purchaser to fund its obligations under this Agreement;
(xi)     such Purchase Date occurs at least three (3) Business Days prior to the related Settlement Date;
(xii)     Purchaser shall have completed, to its satisfaction, its due diligence review of the Seller, the related Mortgage Loans, and the Participation Certificates; and
(xiii) Seller has received from Purchaser an IRS Form W-9 or appropriate IRS Form W-8.
Section 9.    Representations and Warranties.
(a)    Seller hereby represents and warrants to Purchaser as of the date hereof and as of the date of each issuance and delivery of a Participation Certificate (except with respect to any representation or warranty that speaks to a specific time below) that:
(i)    Acting as Principal. The Seller will engage in Transactions hereunder as principal.
(ii)    Solvency. Neither the Program Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of the Seller’s creditors. The transfer of the Participation Certificate subject hereto is not undertaken with the intent to hinder, delay or defraud any of the Seller’s creditors. The Seller is not insolvent within the meaning of 11 U.S.C. § 101(32) and the transfer and sale of the Participation Certificates pursuant hereto will not (i) cause Seller to become insolvent, (ii) result in any property remaining with the Seller to be unreasonably small capital, and (iii) result in debts that would be beyond the Seller’s ability to pay as same mature. The Seller received reasonably equivalent value in exchange for the transfer and sale of the Participation Certificates subject hereto.
(iii)    No Broker. The Seller has not dealt with any broker, investment banker, agent, or other person, except for the Purchaser, who may be entitled to any commission or compensation in connection with the sale of the Participation Certificates and Mortgage Loans pursuant to this Agreement that has not otherwise been paid.
(iv)    Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Program Documents to which it is a party on its part to be performed.
(v)    Existence. The Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.
(vi)    Financial Statements. The Seller has heretofore furnished to the Purchaser a copy of its (a) consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year ended December 31, 2020 and the related consolidated statements of income and of cash flows for the Seller and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of BDO USA, LLP, and (b) consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal periods of the Seller ended March 31, 2021, and June 30, 2021 and the related consolidated statements of income and of cash flows for the Seller and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 2020, there has been no material adverse change in the consolidated business, operations, or financial condition of the Seller and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements. The Seller has not, on the date of the statements delivered pursuant to this section (the “Statement Date”) any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases, or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements.
(vii)    No Breach. Neither (a) the execution and delivery of the Program Documents nor (b) the consummation of the transactions therein contemplated to be entered into by the Seller in compliance with the terms and provisions thereof will conflict with or result in a breach of the organizational documents of Seller, or in any material respect, any applicable law, rule or regulation, or any order, writ, injunction, or decree of any Governmental Authority, or other material agreement or instrument to which Seller is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Program Documents) upon any Property of the Seller or any of its Subsidiaries pursuant to the terms of any such agreement or instrument. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller.
(viii)    Action. The Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its Obligations under each of the Program Documents, as applicable; the execution, delivery and performance by Seller of each of the Program Documents have been duly authorized by all necessary corporate or other action on its part; and each Program Document has been duly and validly executed and delivered by Seller, as applicable, and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.
(ix)    Approvals. No authorizations, approvals, or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery, or performance by the Seller of the Program Documents or for the legality, validity, or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Program Documents. The transfers, assignments, and conveyances provided for herein are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
(x)    Enforceability. This Agreement and all of the other Program Documents executed and delivered by the Seller in connection herewith are legal, valid, and binding obligations of the Seller and are enforceable against the Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors rights generally and (ii) general principles of equity.
(xi)    Indebtedness. Except with respect to any Indebtedness incurred after the delivery of the immediately preceding certificate required pursuant to Section 10(a)(v)(C) hereof, the Seller does not have any Indebtedness (other than Indebtedness evidenced by this Agreement) for borrowed money except as disclosed on Exhibit B hereto or on the certificate delivered pursuant to Section 10(a)(v)(C) hereof.

(xii)    No Material Adverse Effect. Since December 31, 2020 there has been no development or event which has had or could reasonably be likely to have a Material Adverse Effect.
(xiii)    No Servicing Termination Event. No Servicing Termination Event has occurred and is continuing.
(xiv)    Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to Seller’s knowledge, threatened in writing) or other legal or arbitrable proceedings affecting Seller or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) except to the extent disclosed as required pursuant to Section 10(a)(iii)(C) hereof, makes a claim individually in an amount greater than [***] or in an aggregate amount greater than [***] or (iii) individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.
(xv)    Taxes. The Seller and its Subsidiaries have timely filed all material tax returns that are required to be filed by them and have timely paid all material taxes related to such returns, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no material Liens for taxes, except for statutory liens for taxes not yet due and payable.
(xvi)    Investment Company Act. Seller is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
(xvii)    Participation Certificates.
(A)    Other than as contemplated under the Program Documents, the Seller has not assigned, pledged, or otherwise conveyed or encumbered the Participation Certificate or any Mortgage Loan to any other Person (other than the Purchaser), and immediately prior to the sale of the related Participation Certificate to the Purchaser, the Seller was the sole owner of the Participation Certificate and the Mortgage Loans and had good and marketable title thereto, free and clear of all Liens (other than Liens in favor of Purchaser), in each case except for Liens to be released simultaneously with the sale to the Purchaser hereunder.
(B)    The provisions of this Agreement are effective to either constitute a sale of the Participation Certificate and the beneficial interest in the Mortgage Pool to the Purchaser and to create in favor of the Purchaser a valid security interest in all right, title, and interest of the Seller in, to and under the Mortgage Pool.

(xviii)    Chief Executive Office/Jurisdiction of Organization. On the date of this Agreement, the Seller’s chief executive office is and has been located at 2211 Old Earhart Road, Suite 250, Ann Arbor, Michigan 48105. On the date of this Agreement, the Seller’s jurisdiction of organization is the State of New Jersey.
(xix)    Location of Books and Records. Except with respect to any books and records that are imaged files, the location where the Seller keeps its books and records, including all computer tapes and records related to the Mortgage Pool is its chief executive office.
(xx)    Compliance with 1933 Act. Neither Seller nor anyone acting on its behalf has offered, transferred, pledged, sold, or otherwise disposed of the Participation Certificate or any interest in the Participation Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Participation Certificate or any interest in the Participation Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Participation Certificate or any interest in the Participation Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Participation Certificate under the 1933 Act or which would render the disposition of the Participation Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.
(xxi)    True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller to the Purchaser in connection with the negotiation, preparation or delivery of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each of the Seller to the Purchaser in connection with this Agreement and the other Program Documents and the transactions contemplated hereby will be true, complete, and accurate in every material respect, or, in the case of projections, based on reasonable estimates, on the date as of which such information is stated or certified.
(xxii)    ERISA.
(A)    No liability under Section 4062, 4063, 4064, or 4069 of ERISA has been or is expected by the Seller to be incurred by the Seller or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.
(B)    No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, except as would not result in a Material Adverse Effect. Neither Seller nor any ERISA Affiliate thereof is (i)

required to give security to any Plan which is a Single-Employer Plan pursuant to Section 412(c)(4) of the Code, or (ii) subject to a lien in favor of such a Plan under Section 303(k) of ERISA.
(C)    Each Plan of the Seller and its Subsidiaries and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.
(D)    Neither Seller nor any of its Subsidiaries have incurred a tax liability under Section 4975 of the Code or a penalty under Section 502(i) of ERISA in respect of any Plan which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.
(E)    Neither Seller nor any of its Subsidiaries or any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan which will result in withdrawal liability to the Seller and any of its Subsidiaries or any ERISA Affiliate thereof that could reasonably be expected to have a Material Adverse Effect.
(xxiii)    Agency Approvals. Seller (and each subservicer) is approved by GNMA as an approved issuer, Fannie Mae as an approved lender, Freddie Mac as an approved seller/servicer (as the case may be), an FHA Approved Mortgagee, and VA as an approved VA lender, in each case in good standing (such collective approvals and conditions, “Agency Approvals”), with no event having occurred or Seller (or any subservicer) having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security, including without limitation a change in insurance coverage which would either make Seller (or any subservicer) unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency or to HUD, FHA, or VA. Should Seller (or any subservicer) for any reason, cease to possess all such Agency Approvals, or should notification of the occurrence of any event that is reasonably likely to adversely impact Seller’s good standing or otherwise restrict Seller’s Agency Approvals in any manner be required to the relevant Agency or to HUD, FHA, or VA, Seller shall so notify Purchaser promptly, but in no event later than [***] Business Days after notice or knowledge thereof. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its (and each subservicer’s) applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction, unless any such Agency Approval has been voluntarily surrendered by the Seller and there is no certified pool to such Agency pending securitization.
(xxiv)    No Reliance. The Seller has made its own independent decisions to enter into the Program Documents and each transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel, and accountants) as it has deemed necessary. The Seller is not relying upon any advice from Purchaser as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(xxv)    Plan Assets. The Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Participation Certificate and Mortgage Loans are not “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 in Seller’s hands.
(xxvi)    Anti-Money Laundering Laws. The Seller has complied with the Anti-Money Laundering Laws; the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.
(xxvii)    No Prohibited Persons. Neither Seller nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of EO13224; (ii) whose name appears on OFAC’s most current list of “Specially Designated Nationals and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above.
(xxviii)    Delivery of Documentation regarding Agency Securities. As of the date of each issuance of an Agency Security and delivery of a Participation Certificate, all documents required for issuance of the related Agency Securities to be delivered to the respective Agency have been delivered.
(xxix)    Takeout Commitment. Any related Takeout Commitment constitutes a valid, binding, and enforceable mandatory delivery commitment by a Takeout Buyer to purchase on the Settlement Date and at a given Takeout Price the principal amount of the Agency Security described therein.
(b)    Seller hereby represents and warrants to Purchaser with respect to each Mortgage Loan and the related Mortgage Pool as of the relevant Purchase Date and Cut-off Date as follows; provided that to the extent that the Cut-off Date is a date following the Purchase Date and any facts or circumstances which did not exist on the Purchase Date shall occur subsequent to the Purchase Date that would render any such representation and warranty materially false if made as of the Cut-off Date, Seller shall have no liability for a breach of such representation and warranty made as of such Cut-off Date:
(i)    Agency Eligibility. Each Mortgage Loan is an Agency Eligible Mortgage Loan.

(ii)    Mortgage Loan Schedule. The Mortgage Loan Schedule contains a complete listing and schedule of the Mortgage Loans, and the information contained on such Mortgage Loan Schedule is accurate and complete in all material respects.
(iii)    Agency Representations. As to both the Mortgage Pool and each Mortgage Loan, all of the representations and warranties made or deemed made with respect to same contained in (or incorporated by reference therein) the relevant Agency Guide provisions and Agency Program (collectively, the “Standard Agency Mortgage Loan Representations”) are (and shall be as of all relevant dates) true and correct in all material respects; and except as may be expressly and previously disclosed to Purchaser, Seller has not negotiated with the Agency any exceptions or modifications to such Standard Agency Mortgage Loan Representations.
(iv)    Aggregate Principal Balance. The Cut-off Date Principal Balance with respect to the Mortgage Pool shall be at least equal to the Agency Security Face Amount for the Agency Security designated to be issued.
(c)    In the event any of Seller’s covenants or agreements, representations or warranties set forth herein are materially breached or determined by either party not to be accurate in any material respect (each, a “Breach”), if such Breach can be cured by action of Seller, Seller may attempt to cure such Breach subject to cure periods set forth herein, if any. Without limiting the rights and remedies set forth in this Agreement, if such Breach is not cured within [***] Business Days (or such shorter period that may apply as set forth in this Agreement) of the notice to, or knowledge of, a Responsible Officer of the Seller of the occurrence of such Breach, Purchaser at its sole election shall be entitled by notice to Seller to immediately require Seller (i) if such Breach relates to any of the representations made pursuant to this Agreement, to purchase the Mortgage Loans which are subject to such Breach (the “Deficient Mortgage Loans”); (ii) if such Breach relates to any of the representations made pursuant to this Agreement and the aggregate principal balance of the Deficient Mortgage Loans, when deducted from the Cut-off Date Principal Balance, would result in a remaining Mortgage Pool principal balance insufficient to support the issuance of an Agency Security to satisfy the Takeout Commitments taken as a whole, to purchase the Deficient Mortgage Loans and, if further elected by Purchaser, to take and accept reassignment to Seller of all of the related Takeout Commitments, in both (i) and (ii) above at the Repurchase Price for the Deficient Mortgage Loans; or (iii) to pay such money damages actually incurred by Purchaser as a result of a breach of the obligations set forth in Section 5(a) hereof, which damages and expenses shall not include consequential damages or expenses.
At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the Deficient Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deficient Mortgage Loan. In the event of a repurchase, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place and amend the Mortgage Loan Schedule to reflect the withdrawal of the Deficient Mortgage Loan from this Agreement.
In addition to such repurchase the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, including, without limitation,

legal fees and related costs, judgment, and other reasonable and out-of-pocket costs and expenses resulting from any claim, demand, defense, or assertion based on or grounded upon, or resulting from, a Breach of the Seller representations and warranties contained in this Agreement or enforcement of this provision hereunder. It is understood and agreed that the obligations of the Seller set forth in this Section 9 to cure or repurchase a Deficient Mortgage Loan and to indemnify the Purchaser as provided in this Section 9 constitute the sole remedies of the Purchaser with respect to a Breach of the foregoing representations and warranties.
The representations and warranties set forth in this Agreement shall survive transfer of the Participation Certificates to Purchaser and shall continue for so long as the Participation Certificates are subject to this Agreement. Any cause of action against the Seller relating to or arising out of the Breach of any of the representations and warranties made in this Section 9 shall accrue as to any Mortgage Loan upon the last to occur of (i) discovery of such Breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.
Section 10.    Covenants of Seller.
(a)    On and as of the date of this Agreement and each Purchase Date and each day until this Agreement is no longer in force, the Seller covenants as follows:
(i)    Preservation of Existence; Compliance with Law. The Seller shall:
(A)    preserve and maintain its legal existence;
(B)    comply, in all material respects, with the requirements of all applicable laws, rules, regulations, and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);
(C)    maintain all material licenses, permits, or other approvals necessary for the Seller to conduct its business and to perform its Obligations under the Program Documents, and shall conduct its business, in all material respects, in accordance with applicable law;
(D)    keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and
(E)    permit representatives of the Purchaser a maximum of [***], upon reasonable notice (unless a Servicing Termination Event shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy, and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Purchaser.
(ii)    Taxes. The Seller and its Subsidiaries shall timely file all material tax returns that are required to be filed by them and shall timely pay all material taxes due with respect to such returns, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.
(iii)    Notice of Proceedings or Adverse Change. The Seller shall give notice to the Purchaser immediately, or such other time period as specified below, after a Responsible Officer of the Seller has any knowledge of:
(A)    the occurrence and continuance of any Servicing Termination Event;
(B)    any (x) event of default under any Indebtedness of the Seller that is continuing, (y) to the extent not legally prohibited by any Governmental Authority from disclosing (provided that, if Seller is so prohibited from so disclosing, Seller shall use reasonable efforts to obtain permission to so disclose), litigation, investigation, regulatory action, or proceeding that is pending by or against the Seller in any federal or state court or before any Governmental Authority which would reasonably be expected to have a Material Adverse Effect or constitute a Potential Servicing Termination Event or Servicing Termination Event, and (z) Material Adverse Effect with respect to the Seller;
(C)    to the extent not legally prohibited by any Governmental Authority from disclosing (provided that, if Seller is so prohibited from so disclosing, Seller shall use reasonable efforts to obtain permission to so disclose), within [***], (x) Seller shall promptly provide notice of any litigation or proceeding that is pending against the Seller in which the amount involved exceeds [***], in which injunctive or similar relief is sought, or which would reasonably be expected to have a Material Adverse Effect and (y) any litigation or proceeding that is pending or threatened in connection with any of the Mortgage Pool, which would reasonably be expected to have a Material Adverse Effect; and
(D)    to the extent not legally prohibited by any Governmental Authority from disclosing (provided that, if Seller is so prohibited from so disclosing, Seller shall use reasonable efforts to obtain permission to so disclose), as soon as reasonably possible, after a Responsible Officer of Seller has received notice of any of the following events:
a.    reserved;
b.    reserved;
c.    the for cause termination of any debt facilities of the Seller which have a maximum principal amount (or equivalent) available of more than [***];
d.    promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Program Document) on, or claim asserted against, any of the Mortgage Pool;
e.    any other event, circumstance, or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect;
f.    reserved; and
g.    promptly, but no later than [***] after the Seller receives notice of the same, of any Mortgage Loan submitted (A) for inclusion into an Agency Security and rejected by that Agency for inclusion in such Agency Security or (B) to a Takeout Buyer (whole loan or securitization) and rejected for purchase by such Takeout Buyer.
(E)    promptly after the occurrence and continuance of any Potential Servicing Termination Event.
(iv)    Notice of Changes in Accounting Practices. Seller shall deliver written notice to Purchaser of any significant change in accounting treatment or reporting practices (including change of fiscal year), except as required by GAAP.
(v)    Financial Reporting. The Seller shall maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Purchaser:
(A)    within ninety (90) days after the close of each fiscal year of Seller, the unqualified audited consolidated balance sheet of Seller and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, of stockholders’ equity (which shall be on a consolidated basis and there shall be no consolidating statements of stockholders’ equity required hereunder), and of cash flows for such fiscal year (which shall be on a consolidated basis and there shall be no consolidating statements of cash flows required hereunder), in each case, setting forth comparative figures for the preceding fiscal year, prepared in accordance with GAAP prepared by BDO USA, LLP and any successor to such firm or any other public accounting firm designated by Seller and approved by Purchaser, such approval not to be unreasonably withheld or delayed;
(B)    within thirty (30) days after the end of each calendar month (other than the last calendar month of each fiscal quarter) and within forty-five (45) days after the end of each fiscal quarter (other than the fiscal quarter ending December 31 of each fiscal year), the unaudited balance sheets of Seller as at the end of such calendar period, the related unaudited consolidated statements of income for Seller, for such calendar period and the portion of the fiscal year through the end of such calendar period, accompanied by the officer’s certificate (including all specified schedules), executed by a Responsible Officer of Seller, which certificate shall state that said financial statements and schedules fairly present in all material respects the financial condition and results of operations of Seller, in accordance with GAAP, consistently applied, as at the end of, and for, such calendar period (subject to normal year-end adjustments);
(C)    simultaneously with the furnishing of each of the financial statements to be delivered pursuant to Sections 10(a)(v)(A) and (B) above, a certificate in the form of Exhibit A to the Pricing Side Letter and certified by an executive officer of the Seller;
(D)    reserved; and
(E)    to the extent not legally prohibited by applicable law and relevant Governmental Authorities from disclosing (provided that, if Seller is so prohibited from so disclosing, Seller shall use reasonable efforts to obtain permission to so disclose), promptly, from time to time, such other information regarding the business affairs, operations, and financial condition of the Seller, as the Purchaser may reasonably request.
(vi)    Reserved.
(vii)    Reimbursement of Expenses. On the date of execution of this Agreement, the Seller shall reimburse the Purchaser for all reasonable third-party out-of-pocket expenses incurred by the Purchaser on or prior to such date in which Purchaser provided reasonable back-up supporting documentation. From and after such date, the Seller shall promptly reimburse the Purchaser for all reasonable third-party out-of-pocket expenses as the same are incurred by the Purchaser and within thirty (30) days of the receipt of invoices and reasonable back-up supporting documentation therefor.
(viii)    Further Assurances. The Seller shall execute and deliver to the Purchaser all further documents, financing statements, agreements, and instruments, and take all further action that may be reasonably required under applicable law, or that the Purchaser may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Program Documents. Without limiting the foregoing, the Seller will, in all material respects, comply with all rules, regulations, and other laws of any Governmental Authority and cause the Mortgage Pool to comply with all applicable rules, regulations, and other laws. The Seller will not allow any Servicing Termination Event to occur under any Mortgage Pool or any Program Document and the Seller shall fully perform or cause to be performed when due all of its obligations under any Mortgage Pool or the Program Documents.
(ix)    True and Correct Information. All information, reports, exhibits, schedules, financial statements, or certificates of Seller or any of its officers furnished in writing by or on behalf of Seller to Purchaser hereunder and during Purchaser’s diligence of the Seller are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by the Seller to the Purchaser pursuant to this Agreement shall be prepared in accordance with GAAP, or if applicable, to SEC filings, the appropriate SEC accounting requirements.

(x)    ERISA Events.
(A)    Promptly upon becoming aware of the occurrence of any Event of Termination which together with all other Events of Termination occurring within the prior twelve (12) months involve a payment of money by or a potential aggregate liability of the Seller or any ERISA Affiliate thereof or any combination of such entities in excess of $10,000,000 the Seller shall give the Purchaser a written notice specifying the nature thereof, what action the Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the IRS, the U.S. Department of Labor, or the PBGC with respect thereto.
(B)    Promptly upon receipt thereof, the Seller shall furnish to the Purchaser copies of (i) all notices received by the Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by the Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of $10,000,000; and (iii) all funding waiver requests filed by the Seller or any ERISA Affiliate thereof with the IRS with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $10,000,000, and all communications received by the Seller or any ERISA Affiliate thereof from the IRS with respect to any such funding waiver request.
(xi)    Financial Condition Covenants. The Seller shall comply with the financial condition covenants set forth in the Pricing Side Letter.
(xii)    Insurance. Seller shall, at its own expense, maintain at all times during the existence of this Agreement or any Transaction hereunder (i) bankers blanket bond insurance covering fidelity, robbery, employee theft, forgery by the maker of a note, counterfeit, lost securities, and computer fraud, and (ii) fire insurance. All such insurance shall be with standard coverage and subject to such deductibles as are customary within the industry and such insurance will be in such amounts and with insurance companies reasonably acceptable to Purchaser; in all events such insurance coverages shall be in such amounts and with such insurance carriers as will satisfy relevant requirements under any and all Agency Guide provisions and Agency Programs under which Transactions may from time to time be entered into. The Seller shall continue to maintain Fidelity Insurance in an aggregate amount at least equal to the minimum requirements of the applicable Agencies. The Seller shall maintain Fidelity Insurance in respect of their officers, employees, and agents, with respect to any claims made in connection with all or any portion of the Mortgage Pool. The Seller shall notify the Purchaser of any material change in the terms of any such Fidelity Insurance.
(xiii)    Books and Records. The Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Mortgage Pool in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records, and other information reasonably necessary or advisable for the collection of the Mortgage Pool.
(xiv)    Reserved.
(xv)     Material Change in Business. The Seller shall not make any material change in the nature of its business as carried on at the date hereof.
(xvi)    Limitation on Dividends and Distributions. Following the occurrence and continuance of a Servicing Termination Event, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement, or other acquisition of any equity interest of the Seller whether now or hereafter outstanding, or make any other dividend or distribution in respect of any of the foregoing or to any shareholder or equity owner of the Seller either directly or indirectly, whether in cash or property or in obligations of the Seller or any of the Seller’s consolidated Subsidiaries.
(xvii)    Disposition of Assets; Liens. Other than as permitted by, and in accordance with, this Agreement or any Program Document, the Seller shall not cause any Mortgage Pool to be sold, pledged, assigned, or transferred; nor shall the Seller create, incur, assume, or suffer to exist any mortgage, pledge, Lien, charge, or other encumbrance of any nature whatsoever on any Mortgage Pool, whether real, personal, or mixed, now, or hereafter owned, other than Liens in favor of the Purchaser.
(xviii)    Transactions with Affiliates. The Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease, or exchange of property or assets or the rendering or accepting of any service with any Affiliate that is not controlled by or under common control with the Seller, unless such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of the Seller’s business, and (c) upon fair and reasonable terms no less favorable to the Seller, as the case may be, than they would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.
(xix)    ERISA Matters.
(A)    The Seller shall not permit any event or condition which is described in any of clauses (a) through (h) of the definition of “Event of Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of Termination occurring within the prior twelve (12) months, involves the payment of money by or an incurrence of liability of the Seller or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of $10,000,000.
(B)    The Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the

Code and Seller shall not use “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 to engage in this Agreement or the Transactions hereunder.
(xx)    Consolidations, Mergers and Sales of Assets. Seller shall not (i) consolidate or merge with or into any other Person or (ii) sell, lease, or otherwise transfer all or substantially all of its assets to any other Person; provided that the Seller may merge or consolidate with another Person if the Seller is the corporation surviving such merger.
(xxi)    Agency Approvals; Servicing. The Seller shall maintain its Agency Approvals. Should the Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, or should notification to the relevant Agency or to HUD, FHA, or VA be required, the Seller shall so notify Purchaser immediately in writing.
(xxii)    [***]
(xxiii)    Takeout Commitment. On a timely basis, as required by the Good Delivery standards, Seller shall deliver to Purchaser all pool information relating to each Agency Security referred to in a Takeout Commitment that has been assigned to Purchaser.
(xxiv)    Acquisition of Participation Certificate. Neither Seller nor any affiliate thereof will acquire at any time any Participation Certificate or any other economic interest in or obligation with respect to any Mortgage Loan.
(xxv)    Treatment as Sale. Under GAAP and for federal income tax purposes, Seller will report each sale of a Participation Certificate to Purchaser as a sale of the ownership interest in the Mortgage Loans evidenced by the Participation Certificate. Seller has been advised by or has confirmed with its independent public accountants that the foregoing transactions will be so classified under GAAP. It is understood that, in making an independent decision to enter into the Transactions contemplated hereby, Seller has obtained such independent legal, tax, financial, regulatory, and accounting advice as it deems necessary in order to determine the effect of any Transaction on Seller, including but not limited to the accounting treatment of such Transaction. It is further understood that Purchaser has not provided, and Seller has not relied on Purchaser for, any legal, tax, financial, regulatory, or accounting advice in connection with entering into any Transaction. It is further understood that Purchaser makes no representation or warranty as to the accuracy or appropriateness of any determination by Seller and its independent legal, tax, financial, regulatory, and accounting advisers with respect to the effect of any Transaction on Seller.
(xxvi)    Reserved.
(xxvii)    Delivery of Mortgage Loans. Seller shall deliver Mortgage Loans in sufficient quantity and outstanding principal balance to enable Purchaser to consummate the sale or swap as contemplated under the related Takeout Commitment. Should Seller fail to deliver Mortgage Loans in sufficient quantity and outstanding principal balance,

Seller shall indemnify Purchaser for any and all losses sustained by Purchaser arising out of the related Takeout Commitment.
(xxviii)    MERS. The Seller is a member of MERS in good standing, including being current in the payment of all fees and assessments imposed by MERS. The Seller has listed Purchaser in “interim funder” field on the MERS System with respect to each Mortgage Loan and no other Person shall be identified in the field designated “interim funder”.
Section 11.    Term. This Agreement shall continue in effect until the Termination Date; provided, however, that no termination will affect the obligations hereunder as to any Transaction then outstanding. A Transaction shall be deemed “outstanding” (each, an “Outstanding Transaction”) during the period commencing on the effective date of such Transaction and continuing until the later of (i) the date of the expiration (or early termination) of the relevant Servicing Period and (as applicable) the effective transfer of servicing rights to a Designated Servicer or (ii) the expiration of the time period for the exercise of Purchaser’s rights and remedies pursuant to subclause (v) of the definition of “Transaction”. Notwithstanding the foregoing or any other provision of this Agreement, Seller’s liability for Purchaser’s claims for damages hereunder and liability for Seller’s indemnities, representations and warranties contained herein shall survive any termination of this Agreement.
Section 12.    Exclusive Benefit of Parties; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and permitted assigns and (except as provided in the next sentence) shall not be deemed to give any legal or equitable right to any other person. Seller expressly agrees that Purchaser (or any of its designees) and any Designated Servicer shall be intended third party beneficiaries under this Agreement. Except as expressly provided herein, this Agreement may not be assigned by Seller or duties hereunder delegated without the prior written consent of Purchaser.
Section 13.    Amendment; Waivers. This Agreement may be amended from time to time only by written agreement of Seller and Purchaser. Any forbearance, failure, or delay by Purchaser in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by Purchaser of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of Purchaser shall continue in full force and effect until specifically waived by Purchaser in writing.
Section 14.    Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced, or disturbed thereby.
Section 15.    Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, which is the place of the making of this Agreement, without regard to conflict of laws rules (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). EACH PARTY HERETO HEREBY:

(a)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(b)    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(c)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ON SCHEDULE 1 HERETO OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING;
(d)    AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
(e)    WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PROGRAM DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 16.    Notices. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telecopy or electronic mail) delivered to the intended recipient at the “Address for Notices” specified below its name on Schedule 1 hereto); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement all such communications shall be deemed to have been duly given when transmitted by e-mail or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person. For the avoidance of doubt, any of the information required to be delivered pursuant to this Agreement shall be deemed delivered once publicly filed.
Section 17.    Execution in Counterparts. This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned, and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement, any addendum, or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed, or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act, and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
Section 18.    Confidentiality. Seller and Purchaser each acknowledge and agree that the terms of this Agreement including, without limitation, the financial terms contained in the related Participation Certificate are confidential and, except as permitted hereby (including, without limitation, Purchaser’s right to sell, transfer or otherwise dispose of a Participation Certificate) or as otherwise required by law, Seller shall not disclose, and shall use its best efforts to prevent any unauthorized person from disclosing, any such confidential information without the prior written consent of Purchaser.
Section 19.    Acknowledgments. Seller hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution, and delivery of the Program Documents;
(b)    it has no fiduciary relationship to Purchaser, and the relationship between Seller and Purchaser is solely that of seller and purchaser; and
(c)    no joint venture exists between Seller and Purchaser.
Section 20.    Authorizations. Any of the persons whose signatures and titles appear on Schedule 1 hereto are authorized, acting singly, to act for Seller or Purchaser, as the case may be, under this Agreement. The parties hereto may amend Schedule 1 hereto from time to time by delivering a revised Schedule 1 to the other parties and expressly stating that such revised Schedule 1 shall replace the existing Schedule 1 hereto.

Section 21.    Set-Off. In addition to any rights and remedies of Purchaser hereunder and by law, Purchaser shall have the right, without prior notice to the Seller, any such notice being expressly waived by the Seller to the extent permitted by applicable law, upon any amount becoming due and payable by the Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Purchaser or any Affiliate thereof to or for the credit or the account of the Seller or any Affiliate thereof. Purchaser agrees promptly to notify the Seller after any such set off and application made by Purchaser; provided that the failure to give such notice shall not affect the validity of such set off and application.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of the date first above written.

HOME POINT FINANCIAL CORPORATION, as Seller

By:

Name:
Title:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Purchaser

By:

Name:
Title:
Signature Page to Mortgage Loan Participation Sale Agreement

SCHEDULE 1
SELLER NOTICES

Home Point Financial Corporation
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
Attention: Treasurer
Email: [***]
SELLER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature
_____________________
_____________________
_____________________
_____________________
_____________________
_____________________
_____________________

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION NOTICES
JPMorgan Chase Bank, National Association
[***]
383 Madison Avenue, 8th Floor
New York, New York 10179
Phone: [***]
Fax: [***]
Email: [***]; [***]

JPMorgan Chase Bank, National Association
[***]
383 Madison Avenue, 8th Floor
New York, New York 10179
Phone: [***]
Email: [***]

J.P. Morgan
Floor 2, 500 Stanton Christiana NCC5
Newark, Delaware 19713-2107
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Purchaser under this Agreement:

Name	Title	Signature

SCHEDULE 2

AUTHORIZED INDIVIDUALS FOR PAYMENT INSTRUCTIONS

The undersigned hereby certifies that the following individuals, specified as “Authorized Individuals”, are authorized to (i) provide payment instructions with respect to the transfers of Purchase Price in connection with a Transaction or any other payments by Purchaser under the Agreement, and (ii) confirm payment instructions pursuant to any call-back verifications initiated by Purchaser.
Any changes to the list of Authorized Individuals described below must be supplied to Purchaser in writing signed by the Seller.
Authorized Individuals (minimum three (3) required):

Name: Title: Phone:	Name: Title: Phone:
Name: Title: Phone:	Name: Title: Phone:

[SIGNATURE PAGE FOLLOWS]
Schedule 2-1

Acknowledged by:

By:        _____________________
Name:        _____________________
Title:        _____________________

Dated:        _____________________
Signature Page to Authorized Individuals for Payment Instructions

EXHIBIT A
TAKEOUT ASSIGNMENT
Commitment
___________________________________(“Takeout Buyer”)
(Address)
Attention: ___________________________
All:
Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), documenting your purchase of mortgage-backed pass-through securities (“Securities”) under the following trade terms:
Seller:        Pool Type:
Trade Date:        Settlement Date:
Amount:        Purchase Price:
Coupon:        Agency:
Trade Stipulations (if any):        __ (a) Government National Mortgage Association
        __ (b) Federal National Mortgage Association
        __ (c) Federal Home Loan Mortgage Corporation
This is to confirm that (i) the Commitment is in full force and effect, (ii) the Commitment has been assigned to JPMorgan Chase Bank, National Association (“Purchaser”), whose acceptance of such assignment is indicated below, (iii) you will accept delivery of such Securities directly from Purchaser or its designee, and (iv) you will pay Purchaser or its designee for such Securities. Payment will be made “delivery versus payment (DVP)” to Purchaser in immediately available funds. Purchaser shall have the right to require you to fulfill your obligation to purchase the Securities. [For the avoidance of doubt your obligations under the Commitment assigned herein shall be governed by the terms of the [MSFTA] between you and the Purchaser.]
Notwithstanding the foregoing, to the extent that the Securities are not delivered to you by the Purchaser as a result of the failure of the Securities to be issued and delivered to the Purchaser, your sole recourse for the failure of such delivery shall be against Seller.

Exhibit A-1

Please execute this letter in the space provided below and send it by telecopy immediately to Purchaser at 917-464-4160. If you have any questions, please call Jonathan Davis, Executive Director, at 212-834-3850 immediately.

Very truly yours,
HOME POINT FINANCIAL CORPORATION, as Seller
By:
Title:
Date:
Agreed to:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Purchaser
By:
Title:
Date:
Agreed to:
[TAKEOUT BUYER]
By:
Title:
Date:
Exhibit A-2

EXHIBIT B
SCHEDULE OF SELLER’S INDEBTEDNESS

[***]

Exhibit B-1

EXHIBIT C
[***]
Exhibit C-1